UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 10, 2007

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD		21075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 10, 2007, the stockholders of GP Strategies Corporation (“the Company”) approved an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company, par value $.01 per share, from 25 million to 35 million shares.  The amendment to the Restated Certificate was filed with the Secretary of State of the State of Delaware and became effective on December 12, 2007.  Also on December 10, 2007, the Board of Directors of the Company approved amendments to the Company’s Amended and Restated By-Laws to (a) correct certain provisions that were inconsistent with the Delaware General Corporation Law, (b) clarify that the Company may issue uncertificated shares and make certain related administrative changes and (c) expressly authorize the Chairman, Chief Executive Officer, President and Secretary to call special meetings of the Board. Previously, the Company’s By-Laws only permitted the President or Executive Vice President to call special meetings of the Board.  The amendments to the By-Laws are effective immediately.  Copies of the amendments to the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                                 Certificate of Amendment to Restated Certificate of Incorporation.

3.2                                 Amendments to Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: December 14, 2007	/s/ Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation.

3.2	Amendments to Amended and Restated By-Laws.